ALLIANCE CAPITAL MANAGEMENT L.P.


Memorandum




								January 26 1998


To:    Steve Yu

From:  Mary Ann Milley



			Re:  Alliance Technology Fund, Inc.


		Enclosed for the above mentioned Fund is the attachments for Items 77.I and 77.Q1 for the N-SAR.



ALLIANCE TECHNOLOGY FUND, INC.


77.I)
	In 1996, the Fund issued a new class of shares, Adviser Class shares. Adviser Class shares, along with Class A, Class B, Class C shares each represent an interest in the same portfolio of investments of the Fund, have the same rights and are identical in all respects, except that (i) Class A shares bear the expense of the initial sales charge (or contingent deferred sales charge, when applicable) and Class B and Class C shares bear the expense of the deferred sales charge, (ii) Class B shares and Class C shares each bear the expense of a higher distribution services fee than that borne by Class A shares, and Advisor Class shares do not bear such a fee, (iii) Class B and Class C shares bear higher transfer agency costs than that borne by Class A and Advisor Class shares; (iv) each of Class A,
Class B and Class C has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of the Class A shareholders, an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, then such amendment will also be submitted to the Class B and Advisor Class shareholders and the Class A, the Class B and the Advisor Class shareholders will vote separately by class; and (v) Class B and Advisor Class shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.

77.Q1

	  (1)(a)	Copy of Articles of Incorporation of the
Registrant - Incorporated by reference (filed as
Exhibit 1(a) to Post-Effective Amendment No. 29 of
Registration Statement on Form N-1A, filed October
31, 1997 - File No. 2-70427).

	  (1)(b)	Articles of Amendment - Incorporated by reference
(filed as Exhibit 1(b) to Post-Effective Amendment
No. 29 of Registration Statement on Form N-1A, filed October 31, 1997 - File No. 2-70427).

	  (1)(c)	Articles of Amendment - Incorporated by reference
(filed as Exhibit 1(c) to Post-Effective Amendment
No. 29 of Registration Statement on Form N-1A, filed October 31, 1997 - File No. 2-70427).


	  (1)(d)	Articles Supplementary - Incorporated by reference
(filed as Exhibit 1(d) to Post-Effective Amendment
No. 29 of Registration Statement on Form N-1A, filed October 31, 1997 - File No. 2-70427).

	  (1)(e)	Articles Supplementary - Incorporated by reference
(filed as Exhibit 1(e) to Post-Effective Amendment
No. 29 of Registration Statement on Form N-1A, filed October 31, 1997 - File No. 2-70427).

	  (2)	Copy of existing By-Laws of the Registrant -
Incorporated by reference (filed as Exhibit 2 to Post-Effective Amendment No. 29 of Registration
Statement on Form N-1A, filed October 31, 1997 -
File No. 2-70427).

	  (5)	Investment Advisory Agreement between the
Registrant and Alliance Capital Management L.P. -
Incorporated by reference (filed as
Exhibit 5 to Post-Effective Amendment No. 29 of
Registration Statement on Form N-1A, filed October
31, 1997 - File No. 2-70427).

s\dept550\tech\n-sar97.atf


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